UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2023

Carter’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Phipps Tower,
3438 Peachtree Road NE, Suite 1800
Atlanta, Georgia 30326
(Address of principal executive offices, including zip code)
(678) 791-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 17, 2023, the Board of Directors (the "Board") of Carter’s, Inc. (the "Company") approved an amendment to the Company's By-Laws (the By-Laws, as so amended, the "Amended and Restated By-Laws"). The Amended and Restated By-Laws, effective as of August 17, 2023, include the following key changes:
•Section 1.1 was amended to permit the Board to move a previously-scheduled special or annual meeting of stockholders.
•Section 1.3 was amended to include more detailed requirements for a record holder of more than 35.0% of the voting power of the Company's outstanding capital stock to call a special meeting of stockholders.
•Section 1.4 was amended to modernize procedures around providing notice of a meeting of stockholders, including by clarifying that notice shall be deemed given as provided in the applicable provision of the General Corporation Law of the State of Delaware (the "DGCL").
•Section 1.5 was amended to clarify the requirements around providing a voting list to stockholders in connection with every meeting of stockholders.
•Sections 1.6 and 1.7 were amended to clarify the ability to adjourn a meeting, including the requirement to provide a new notice to stockholders upon certain adjournments.
•Sections 1.8 and 1.9 were amended to clarify voting requirements and voting by proxy in connection with any meeting of stockholders, and to note that any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white (with the white card being reserved for the exclusive use by the Board of Directors).
•Section 1.11 was amended to include clarifying requirements regarding action to be taken at a meeting of stockholders where the number of persons nominated for election exceeds the number of directors to be elected at such meeting (a "contested election").
•Section 1.12 was amended to include more detailed requirements for a stockholder to nominate a candidate for election to the Board, including requirements to comply with Rule 14a-19 (the "universal proxy card rule") under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
•Section 1.13 was amended to include more detailed disclosure requirements when a stockholder provides notice of business to be brought before an annual meeting of stockholders.
•Section 1.14 was added to include various definitions applicable to the revised provisions in the Amended and Restated By-Laws.
•Section 1.15 was amended to clarify that a written consent of stockholders without a meeting shall be delivered to the Company (and given to stockholders who did not consent to the action) as set forth in Section 228 of the DGCL.
•Section 1.16 was amended to require compliance with any additional requirements for a proponent submitting a proposal pursuant to Exchange Act Rule 14a-8.
•Section 2.2 was amended to provide that no decrease in the number of directors shall shorten the term of any incumbent director.
•Section 2.11 was amended to remove a provision permitting the mandatory quorum requirement to be reduced in an amount equal to the number of directors that are disqualified to vote at a meeting.
•Section 2.14 was amended to add a provision permitting a committee of the Board to appoint another member of the Board to the committee in the event a committee member is absent from the meeting or disqualified from voting at the meeting.
•Section 4.1 was amended to require the signature of two authorized officers of the Company for any stock certificate.
•Section 4.3 was amended to include additional requirements for an owner of a lost, stolen, or destroyed stock certificate to obtain a new certificate.
•Section 5.1 was amended to eliminate a requirement the Company's books and records and stockholder list be available for inspection by a stockholder.

The Amended and Restated By-Laws also include various other conforming and technical changes.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amended and Restated By-Laws
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 18, 2023	CARTER’S, INC.

	By:	/s/ Antonio D. Robinson
	Name:	Antonio D. Robinson
	Title:	Senior Vice President, General Counsel, Corporate Secretary, CSR & Chief Compliance Officer